MANAGEMENT AGREEMENT
                              --------------------


         This Agreement is entered into as of this 27th day of November, 1996, by and among DOCUNET INC., a Pennsylvania corporation ("DocuNet") and GBL CAPITAL CORP., a Pennsylvania corporation ("Manager").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, DocuNet is currently evaluating several transactions with entities in the Document Management industry (each a "Founding Entity") whereby DocuNet would acquire such entities, the purchase price of which would be financed by an initial public offering (the "IPO") of DocuNet's common stock (the "Project").

         WHEREAS, DocuNet wishes to obtain the benefits of Manager's expertise in the field of business management by contracting with Manager for certain duties in the management of DocuNet, subject to the terms and provisions of this Agreement, and Manager agrees to provide such management services to DocuNet in consideration of the fees and other compensation herein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                 APPOINTMENT AND ACCEPTANCE; SERVICES; AUTHORITY
                 -----------------------------------------------

         1.1. Appointment and Acceptance. DocuNet hereby engages Manager to manage the daily business operations of DocuNet in accordance with this Agreement, including but not limited to, providing the services further described in this Article 1, and Manager hereby accepts such engagement on the terms and conditions herein contained.

         1.2. Services. Manager shall be responsible for all decisions and actions of DocuNet not specifically reserved for the Board of Directors of DocuNet (the "Board") in DocuNet's bylaws. The decisions and actions for which Manager shall be responsible shall include, without limitation:

               (a)  Leading efforts to recruit Founding Entities in the Project.

               (b) Negotiate and execute any and all transactions in connection with the Project, including preparing the acquisition agreements with the Founding Entities and the registration statement in connection with a proposed IPO.

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               (c)  Perform and manage due diligence activities in connection with the Project and make recommendations to the Board concerning whether or not DocuNet should consummate a particular transaction with a prospective founder.

               (d) Select a financing partner in connection with the Project and secure a commitment letter for a line of credit with such financing partner.

               (e) Manage all searches for executive personnel or outside directors of DocuNet, except for a Chief Executive Officer search which will be conducted by the Board, if necessary.

               (f)  Manage the IPO.

               (g)  Manage the budget and the financial books of  DocuNet.

               (h) Perform all other day-to-day management activities of DocuNet.

         The decisions and actions reserved for the Board are more specifically set forth in DocuNet's By-Laws, as existing on the date hereof and as may be amended hereinafter. Manager shall use its reasonable efforts to act in DocuNet's interest at all times.

         1.3. Actions Reserved for Board. Notwithstanding the forgoing Section 1.2, the Board shall retain control of each transaction with a prospective Founding Entity by: (1) retaining authority to approve each Founding Entity's participation in the Project; (2) setting guidelines for the maximum total consideration which may be paid to a Founding Entity or an affiliate thereof in connection with the Project; (3) approving or rejecting Manager's recommendation for which auditors, counsel, and underwriters shall be used in the IPO; and (4) determining where DocuNet's corporate headquarters will be located.

         1.4. Authority. Except as expressly limited hereby, Manager shall have all powers and authorities as may be necessary or convenient in connection with the discharge of Manager's duties and obligations hereunder. Such powers and authorities may be amended in writing from time to time by DocuNet, as mutually agreed to and accepted by Manager in writing.

                                    ARTICLE 2

                                      TERM
                                      ----

         Subject to Article 9 of this Agreement, the term of this Agreement shall commence on the date hereof and shall continue thereafter until March 31, 1997 (the "Initial Term"). Thereafter, this Agreement shall automatically be extended and continue for a period of

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one (1) year terminating on March 31, 1998 (the "Option Term"), unless written notice of cancellation is given by either party to the other by no later than February 28, 1997.

                                    ARTICLE 3

                             COMPENSATION; EXPENSES
                             ----------------------

         3.1. Management Fee. In addition to the amount DocuNet is specifically obligated to pay or reimburse to Manager related to approved costs and expenditures as described below, commencing as of November 16, 1996, DocuNet shall pay to Manager the sum of Five Thousand Dollars ($5,000) and thereafter until this Agreement is terminated the sum of Ten Thousand Dollars ($10,000) on the first day of each month until Andrew Bacas, a principal of Manager, begins full-time (at least 35 hours per week) employment by DocuNet (estimated for the purposes hereof to be after March 1, 1997), at which time such monthly fee shall be increased to the sum of Twenty-five Thousand Dollars ($25,000).

         3.2. Success Fee. Subject to Article 5 of this Agreement, upon the closing of an IPO, DocuNet shall pay to Manager the sum of Five Hundred Thousand Dollars ($500,000) (the "Success Fee").

         3.3. Expenses. All out-of-pocket expenses incurred by Manager in connection with its performance under this Agreement, including, without limitation, expenses for travel, meetings, communications, legal fees in connection with preparation of this Agreement, office services and supplies, shall be reimbursed by DocuNet within one week after DocuNet is notified of such expenses.

                                    ARTICLE 4

                               BOARD COMPENSATION
                               ------------------

         In the event this Agreement is terminated and either Mr. Bruce M. Gillis or Mr. Andrew R. Bacas is a member of the Board but is not an employee of DocuNet (such person referred to as a "Non-Employee Director"), such Non-Employee Director shall be compensated for his service as a member of the Board in a similar manner as any other non-employee director of DocuNet.


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

                                    ARTICLE 5

                                     TITLES
                                     ------

         5.1. Bruce M. Gillis. Upon the execution of this Agreement, Mr. Gillis shall be appointed the Chairman and Chief Executive Officer of DocuNet until such time as he may be replaced in either capacity by the Board.

         5.2. Andrew R. Bacas. Upon becoming employed full-time (at least 35 hours per week) by DocuNet, Mr. Bacas shall be appointed the Senior Vice President - Business Development for DocuNet until such time as he may be replaced in such capacity by the Board.

                                    ARTICLE 6

                                   TERMINATION
                                   -----------

         6.1. Termination Upon Default. If either party defaults in the observance or performance of any material obligation provided in this Agreement and such default continues for thirty (30) days after written notice thereof from the aggrieved party, the aggrieved party may at its option terminate this Agreement by written notice to the other party. If Manager is the party in default and DocuNet terminates this Agreement in accord with the immediately preceding sentence, Manager shall have the right to sell and DocuNet shall purchase, if demanded by Manager, the number of shares of capital stock of DocuNet owned by Manager and its affiliates (the "Manager's Shares") at the fair market value of Manager's Shares on the date of termination, such value to be determined by independent appraisal or such other method as is mutually agreeable.

         6.2. Other Termination. In the event that either party desires to terminate this Agreement but the other party is not in material default hereunder, the following provisions shall apply:

                    (a) During the Initial Term, neither party shall have the right to terminate this Agreement.

                    (b) During the Option Term, upon thirty (30) days written notice, Manager shall have the right to terminate this Agreement and upon termination (i) Manager shall forfeit its right to the Success Fee (as defined in Article 3 herein) and the Severance Fee (as defined in Article 6.2(c) herein) and (ii) DocuNet shall have the right to purchase and Manager shall, if demanded by DocuNet, sell all of Manager's Shares on the date of termination at the price per share equal to the fair market value of Manager's Shares on the date of termination, such value to be determined by independent appraisal or such other method as is mutually agreeable.

                     (c) During the Option Term, DocuNet shall have the right to immediately terminate this Agreement and upon termination DocuNet shall pay Manager the sum of One Hundred Thousand Dollars ($100,000) in severance fees (the "Severance Fee"). In addition, Article 3 of this Agreement pertaining to the Success Fee shall survive upon such termination.

         6.3. All Terminations. Upon termination of this Agreement for any reason, Manager shall deliver to DocuNet the following, all of which shall be delivered to DocuNet promptly upon termination hereof or as soon thereafter as is reasonably practicable:

                      (a) A final accounting, reflecting receipts and disbursements in connection with the management of DocuNet.

                      (b) All records, contracts, leases, unpaid bills and other papers or documents which pertain to DocuNet, including, but not limited to, all original documents.

                                    ARTICLE 7

                           INSURANCE; INDEMNIFICATION
                           --------------------------

         7.1. DocuNet's Indemnity. DocuNet agrees to indemnify and save Manager harmless in respect of any action, cause of action, suit, debt, claim, or demand whatsoever (including, but not limited to attorneys' fees, charges, costs and expenses) brought or asserted by any third person whomsoever, at law or in equity, in connection with the performance by Manager of any and all of its obligations under this Agreement, which indemnity shall continue notwithstanding the termination of this Agreement with respect to any act or occurrence preceding such termination. Should any claims, demands, suits or other legal proceedings be made or instituted by any person against DocuNet which arise out of any of the matters relating to this Agreement, Manager shall give DocuNet all pertinent information and reasonable assistance in the defense or other disposition thereof.

         7.2. Insurance. DocuNet agrees to provide director and officer liability insurance for all of Manager's affiliates which are elected to DocuNet's Board of Directors or appointed as an officer of DocuNet subsequent to the closing of the IPO.

                                    ARTICLE 8

                               MANAGER'S LIABILITY
                               -------------------

         8.1. Manager shall not, in the performance of this Agreement, except as provided herein, be liable to DocuNet for any act, omission, or negligence of any agent or employee of DocuNet, except if such agent or employee is under the supervision of Manager.

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         8.2. Notwithstanding any other provisions of this Agreement, in no event shall DocuNet make any claim against Manager, or its affiliates or subsidiaries, on account of any alleged errors in judgment made in good faith and in accordance with a good faith interpretation of this Agreement.

                                    ARTICLE 9

                                  RELATIONSHIP
                                  ------------

         Manager shall at all times be an independent contractor and not the employee of DocuNet. Manager, however, shall have the right and power to contract with third parties for, on behalf of, or in the name of DocuNet or otherwise to bind DocuNet. Except as expressly provided herein to the contrary, DocuNet agrees to be responsible and shall reimburse Manager for all costs, expenses, and disbursements properly incurred by Manager in providing services to DocuNet.

                                   ARTICLE 10

                                  ASSIGNABILITY
                                  -------------

                  Neither party shall assign this Agreement or any rights or duties hereunder without the prior written consent of the other party. Manager may delegate certain of its duties to its employees, agents and contractors as contemplated by this Agreement.

                                   ARTICLE 11

                                     NOTICES
                                     -------

         Any notice provided in or permitted under this Agreement shall be made in writing and may be given or served by (i) delivering the same in person to the party to be notified, (ii) depositing the same in the mail, postage prepaid, registered or certified with return receipt requested, and addressed to the party to be notified at the address herein specified. If notice is deposited in the mail pursuant to (ii) of this Article 11, it shall be deemed received on the third business day after it is so deposited. Notice given in any other manner shall be deemed received only if and when actually received by the party to be notified. For the purpose of notice, the address of the parties shall be, until changed as hereinafter provided for, as follows:

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         If to Manager:

                           GBL Capital Corp.
                           715 Matson's Ford Road
                           Villanova, PA  19085

         If to DocuNet:

                           DocuNet Inc.
                           715 Matson's Ford Road
                           Villanova, PA  19085

                  with a copy to:

                           Pepper, Hamilton & Scheetz
                           3000 Two Logan Square
                           18th and Arch Streets
                           Philadelphia, PA  19103
                           Attn:  Brian M. Katz, Esquire

The parties shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days' prior written notice to the other party.

                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

         12.1. Except as otherwise herein provided, no amendments, additions or deletions of this Agreement shall be effective unless approved by the parties in writing.

         12.2. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         12.3. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement. To be effective, any waiver must be in writing executed by the party intended to be bound thereby.


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         12.4. In case any one or more of the provisions contained in this
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         12.5. Notwithstanding anything to the contrary herein, this Agreement shall be binding upon and inure to the benefit of DocuNet, its successors and/or assigns, and shall be binding upon and inure to the benefit of Manager and its successors and/or assigns.

         12.6. This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                       DOCUNET INC.


                                       By: /s/ Bruce M. Gillis
                                          ----------------------------------
                                       Name: Bruce M. Gillis
                                       Title: Chairman and Chief Executive
                                              Officer

                                       GBL CAPITAL CORP.


                                       By: /s/ Bruce M. Gillis
                                          ----------------------------------
                                       Name: Bruce M. Gillis
                                       Title: President



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